SCHEDULE 14C
             Information Statement Pursuant to Section 14(c) of the
                             Securities Act of 1934
                                (Amendment No. )
                                             --

     Check appropriate box:
         [ ]      Preliminary Information Statement
         [ ]      Confidential,  for use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2)
         [x]      Definitive Information Statement

                        INMEDICA DEVELOPMENT CORPORATION
                        --------------------------------
                 Name of Registrant as Specified in its Charter

     Payment of Filing Fee (check applicable box)

         [x]      No fee required
         [ ]      Fee computed on table below per Exchange Act Rule  14a-6(i)(1)
                  and 0-11
                  1)       Title   of  each   class  of   securities   to  which
                           transaction applies
                  2)       Aggregate  number of securities to which  transaction
                           applies
                  3)       Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11 Total Amount: How Determined:
                  4)       Proposed maximum aggregate value of transaction
                  5)       Total Fee paid:
         [ ]      fee paid previously with preliminary materials
         [ ]      check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
                  1)       Amount previously paid
                  2)       Form, schedule or registration statement number
                  3)       Filing party
                  4)       Date filed

                        INMEDICA DEVELOPMENT CORPORATION
                         825 North 300 West, Suite N132
                           Salt Lake City, Utah 84103
                                  801-521-9300


                              INFORMATION STATEMENT

     This Information Statement is being furnished to shareholders of InMedica Development Corporation, a Utah corporation, ("InMedica" or the "Company"), in connection with the Annual Meeting of its shareholders to be held on Monday December 16, 2002 at 2:00 pm, local time, in the Market Street Room at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah, and at any adjournment thereof (the "Meeting"). At the Meeting, InMedica shareholders will be asked to elect five directors to serve for one year or until a successor is elected and qualified, to consider an amendment to the articles of incorporation increasing the authorized common shares of the Company from 20,000,000 to 40,000,000 and to ratify the selection of Robison Hill & Co. as the Company's independent public accountants.

         This Information Statement and Notice of Meeting are first being mailed to shareholders of InMedica on or about November 6, 2002.

 We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy

          Only holders of record of InMedica Common Stock (also referred to herein as "common shares" or "shares") as of the close of business on November 5, 2002 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the Record Date, there were 15,984,613 shares of InMedica Common Stock issued and outstanding. Holders of a majority of the outstanding shares in person or by proxy must be present in order to establish a quorum to conduct business at the meeting. The affirmative vote of the holders of a majority of such shares present is required to elect directors and to approve the amendment to the articles of incorporation. Each holder of common shares is entitled to one vote for each share held. If the holder of shares present at the meeting abstains from voting, the shares will still be counted towards the presence of a quorum. Cumulative voting is not permitted.

                             COMMON STOCK OWNERSHIP

     The  following   table  shows  the  common  stock  ownership  of  nominees, directors, officers, and principal shareholders of the Company as of November 5, 2002.

                                Nature of          Number of
 Name and Position              Ownership         Shares Owned           Percent

Chi Lin Technologies               Direct            5,328,204             33.3%
717 No. 71, Te Lun RD
Jen Te Hsian
Tainan County, Taiwan
Principal Shareholder

Larry E. Clark                     Direct            1,428,000
Chairman & Nominee               Indirect            1,219,025
                                                     ---------
                                    Total            2,647,025             16.6%

Ralph Henson                       Direct              225,000              1.4%
President, Director
Chief Executive Officer
& Nominee

Richard Bruggeman                  Direct              174,387(1)           1.1%
Director, Chief                  Indirect              464,975(2)           2.9%
Financial Officer                 Options               75,000               .5%
                                                      --------               ---
& Nominee                           Total              714,362              4.4%

Sheng Jung Chiang                Indirect                   * (3)
Director & Nominee

Mao-Song Lee                     Indirect                   * (4)
Director & Nominee

All Executive Officers         Direct and
and Directors as a               Indirect            8,839,591             55.3%
group (5 persons)                 Options               75,000               .4%
                                                     ---------               ---
                                    Total            8,914,591             55.5%

--------

1 Includes 400 shares held in individual IRAs and 4,620 shares held by Mr. Bruggeman as Trustee of a family trust.

2        Shares held by Mrs. Bruggeman.

3 Mr. Chiang is vice president of Chi Lin Technologies Co. Ltd. which holds 5,328,204 shares.

4 Dr.Lee is vice president of Chi Lin Technologies Co. Ltd. which holds 5,328,204 shares.

Shares shown in the forgoing table as directly owned are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power. Calculations of the percentage of ownership of shares outstanding in the foregoing table assumes the exercise of options, to which the percentage relates. Percentages calculated for totals assume the exercise of options comprising such totals. The Company has relied upon the latest filing on Form 13D furnished to the Company for total shares held by principal shareholders.

Change in Control. Effective May 10, 2001 the Company sold 5,328,204 shares of its common stock to Chi Lin Technology Co. Ltd. of Taiwan, Republic of China., pursuant to a Stock Purchase Agreement (the "Agreement"). The Company also caused its wholly owned subsidiary, MicroCor, Inc. to sell 29,420 shares of its common stock to Chi Lin. Following the transaction Chi Lin owned one third of the issued and outstanding stock of both the Company and MicroCor. Funds for the purchase of the stock came from the working capital of Chi Lin. The Agreement also granted Chi Lin anti-dilution rights permitting it to purchase additional shares to maintain its one third percentage ownership in the event InMedica issues additional shares. Chi Lin has further rights to receive additional shares to maintain its percentage ownership in the event outstanding options are exercised. The agreement also gives Chi Lin the right to nominate two of five directors to the board of directors. InMedica may not increase the size of the board to more than five without the prior consent of Chi Lin. Effective December 21, 2001 the Company appointed two directors nominated by Chi Lin.

                        DIRECTORS AND EXECUTIVE OFFICERS

         At the meeting, five directors are to be elected to hold office for one year or until their successors are elected and qualified. The persons named in the table below are nominees for director.

     Name                             Age              Director Since

Larry E. Clark                         80                   1995
Ralph Henson                           57                   1999
Richard Bruggeman                      47                   1995
Sheng Jung Chiang                      56                   2001
Mao-Song Lee                           54                   2002

     Certain information follows regarding the executive officers and directors of InMedica and their business backgrounds for at least the last five years.

LARRY E. CLARK - Chairman of the Board. Mr. Clark was president of Clark-Knoll & Associates, Inc., a Denver, Colorado management consulting firm specializing in mergers and acquisitions from 1963 to 1969. He served as president of Petro-Silver, Inc., a small public company based in Salt Lake City, Utah, which engaged in the oil and gas business from 1970 to 1975. From 1975 to 1981 Mr. Clark was president of Larry Clark & Associates, a private company which engaged in a corporate mergers and acquisitions business. In 1981, Mr. Clark formed Hingeline-Overthrust Oil & Gas, Inc., a Utah public company, which merged with Whiting Petroleum Corporation of Denver, Colorado in December 1983. Mr. Clark served as a director of Whiting Petroleum from 1983 until 1992 when Whiting Petroleum merged with IES Industries and Mr. Clark returned to full time employment as president of Larry Clark & Associates. Mr. Clark graduated from the U.S. Merchant Marine Academy with a BS degree in Naval Science in 1943 and received a degree in Business Administration from the University of Wyoming in 1948.

RALPH HENSON - Director, President and Chief Executive Officer. Prior to his employment with InMedica, Mr. Henson worked from 1996 to 1999 as Director of Sales and acting Director of Clinical Programs of In-line Diagnostics of
Farmington, Utah. He was also employed from 1987 to 1994 with Mallinckrodt Medical in sales and marketing, including service as Export Sales and Marketing Manager for Mallinckrodt Sensor Systems of Hannef, Germany. From 1994 to 1995 he was national sales manager with HemoCue, Inc. of Mission Viejo, California.

RICHARD BRUGGEMAN - Director and Secretary/Treasurer and Chief Financial Officer. Prior to his employment with InMedica, he was employed as Controller of Kitchen Specialties, Inc., from 1993 - 2001, a Salt Lake City firm distributing kitchen appliances in the United States and Canada. From 1986 until 1993 he was employed by the Company's subsidiary, MicroCor, Inc. as financial manager. During the period 1983-1985, he was a sole practitioner in accounting and from 1981-1983 he was employed by the Salt Lake City public accounting firm of Robison Hill & Co. although he has since had no affiliation with that accounting firm. He graduated from the University of Utah in 1981 with a B.S. degree in accounting.

SHENG JUNG (ROBERT S.) CHIANG - Director. Mr. Chiang was vice president and secretary general of Onking Chain Store Co. Ltd. of the Republic of China (hereinafter "Taiwan") from November, 1988 through June, 2000 when he became the Vice President of Chi Lin Technology Co. Ltd. He has been employed with Chi Lin Technology since June, 2000. Mr. Chiang has a BA from the National Chen Chi University and an MBA from the National Taiwan University.

MAO-SONG LEE - Director. Dr. Lee was appointed as a director of the Company during October, 2002. Since 2001 he has been employed by Chi Lin Technology Co. Ltd. as Technical Vice President. From 1998 until 2000 he was General Manager, Pilot Plants for Union Chemical Laboratories, Industrial Technology Research Institute of the Republic of China (Taiwan). During the period 1994-1997 he was Director of the Engineering Plastics Division for Union Chemical Laboratories, Industrial Technology Research Institute. From 1983 until 1991 he was Director of the Polymer Division, Union Chemical Laboratories, Industrial Technology Research Institute. He received a B.S. and M.S. from the National Cheng Kung University of Taiwan in 1970 and 1972, respectively. He also received a Ph.D. and an M.B.A. from the National Tsing Hua University of Taiwan in 1987 and from the National Cheng Chi University in 1994, respectively.

         Each director serves until the next annual meeting of shareholders or until a successor is elected and qualified. Officers serve at the pleasure of the board of directors. No arrangement or understanding exists between any officer or director and any other person pursuant to which he was nominated or elected as director or selected as an officer, except those certain employment agreements with Ralph Henson and Richard Bruggeman described below (See
Executive Compensation") and the Stock Purchase Agreement with Chi Lin Technologies Co. Ltd. (See "Change in Control").

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors and shareholders holding greater than ten percent are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of any such reports furnished to the Company, during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to officers, directors and shareholders holding greater than ten percent were complied with, except the initial report on Form 3 of Chi Lin Technologies, a greater than 10% shareholder. The report was due in June, 2001 and was transmitted to the SEC July 31, 2001.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

         The Company does not have nominating, audit or compensation committees of the Board. The full board conducts the function of an audit committee. There were two meetings of the Board of Directors held during the fiscal year ended December 31, 2001 and there have been two meetings of the board of directors during 2002. No member of the board of directors attended less than 75% of all meetings.

                             EXECUTIVE COMPENSATION

          The table below discloses the compensation of the chief executive officer of the Company during the three fiscal years ended December 31, 2001:

                           Annual Compensation       Long Term Compensation
                           -------------------  --------------------------------
                                                Restricted  Common Stock
                                                  Stock     Underlying
     Name                   Year   Salary  Bonus  Awards      Options      Other
     ---------------------------------------------------------------------------
     Ralph Henson (CEO)     2001 $ 86,333     -        -          -   $15,000(5)
     Ralph Henson (CEO)     2000 $ 69,999     -        -          -          -
     Ralph Henson (CEO)     1999 $  5,833     -        -          -   $31,270(6)
     Larry E. Clark (CEO)   1999 $      -     -        -              $12,000(7)

             Compensation of officers and employees is determined by the Board of Directors. Officers, Ralph Henson and Richard Bruggeman are also members of the Board of Directors. During 2002 Mr. Hensen continues to be compensated in the amount of $8,000 per month.

              Since the beginning of the last fiscal year, there have been no stock options or stock appreciation rights granted to or exercised by officers named in the executive compensation table.

               The Company presently has no plan for the payment of any annuity or pension retirement benefits to any of its officers or directors, and no other remuneration payments, contingent or otherwise, are proposed to be paid in the future to any officer or director, directly or indirectly. The Company's 1991 Stock Incentive Plan and 1991 Formula Stock Option Plan expired during the year 2001 and all options issued thereunder expired in 2002.

                InMedica executed employment contracts with its Chief Executive Officer, Ralph Henson, and its Chief Financial Officer, Richard Bruggeman, on April 25, 2001. Mr. Henson's contract employs him full time for the period April 1, 2001 until March 31, 2003. Compensation payable for his services was $7,000 per month during 2001 and $8,000 per month for the balance of the contract. Mr. Bruggeman's contract provides for his part time employment as the Chief Financial Officer of the Company from April 1, 2001 until March 31, 2003. He has the option to increase the employment to full time if warranted by the Company's business, at a compensation to be negotiated. Compensation under the contract was $3,500 per month during 2001 and $4,000 per month for the remaining term of the contract.

               The Company entered into a consulting contract with Larry E. Clark, its Chairman, effective April 1, 2001, pursuant to which the Company compensates the Chairman $2,000 per month in consulting fees. Fees under the contract are presently being accrued.

--------

5        Value  of  shares  issued  as  finder's  fee.  See   "Indebtedness  and
         Transactions of Management".

6 Mr. Henson received 75,000 shares of restricted stock from the Company and an additional 25,000 restricted shares from Larry Clark in connection with his employment.

7        Consulting fees accrued for payment to a corporation owned by Mr.Clark.

                             DIRECTORS' COMPENSATION

         Directors may be compensated at the rate of $100 for attendance at each board meeting, but did not receive compensation for meetings during the last three years.

                    MANAGEMENT INDEBTEDNESS AND TRANSACTIONS

         No officer, director, nominee for director, or associate of any such officer, director or nominee has been, since the beginning of the last fiscal year, or is presently indebted to the Company. There have been no transactions since the beginning of the Company's last fiscal year, nor are there any proposed transactions, in which any officer, director, nominee or principal security holder has a direct or indirect material interest, except as described herein and in the disclosure below:

         On April 25, 2001, the Company paid its Chairman, Larry E. Clark for accrued consulting fees and accrued interest by issuing 1,219,025 shares of InMedica restricted common stock to his family trust in satisfaction of $123,992 in consulting fees payable and $22,291 accrued interest on the fees. The Company also paid Mr. Bruggeman for accrued consulting fees and accrued interest by issuing to him 464,975 shares of InMedica restricted common stock in satisfaction of $52,000 consulting fees payable and $3,797 interest. Shares were issued at $.12 per share. The estimated fair value of the shares issued to Mr. Clark and Mr. Bruggeman on April 25, 2001 was $.17 per share and accordingly, the Company recorded additional compensation expense of $82,869.

         The Company executed two promissory notes dated April 26, 2001, payable to its Chairman, Larry E. Clark. The first note documented a series of existing loans from Mr. Clark to the Company of $262,250 principal and $26,899 accrued interest. The note was due in three payments during 2001. The second note documented an additional loan from Mr. Clark to the Company of $10,000 principal and $1,332 accrued interest. The note was due in two payments during 2001. As of October 2001, these obligations to Mr. Clark had been paid and the notes were cancelled.

         During 2001, Mr. Henson received a finders fee for raising $1,000,000 for the Company and its subsidiary from Chi Lin Technology Co. Ltd. Mr. Henson was issued 125,000 restricted shares of common stock of the Company as payment of the finder's fee. See Executive Compensation table.

                           PROPOSAL TO AMEND ARTICLES

         The Board of Directors has approved and recommends that the shareholders approve an amendment to the articles of incorporation increasing the presently existing authorized common stock, $.001 par value, of the corporation from 20,000,000 to 40,000,000 shares. The text of the proposed amendment is as follows:

         The first sentence of Article IV, paragraph (a), of the articles of incorporation of the Company is amended and restated in its entirety so as to read as follows: "The total number of common shares which this corporation shall have authority to issue is 40,000,000, par value of $0.001 per share."

No other changes to the articles of incorporation are proposed in this amendment and the only change from the existing Article IV, paragraph (a) first sentence, is the substitution of "40,000,000" for "20,000,000" as it appears above.

There are no preemptive rights to acquire common stock of the Company. The foregoing proposed increase in the authorized common stock of the Company is not made in connection with any exchange, merger, consolidation, acquisition or similar transaction, existing or proposed. The Company has no plans or commitments for any such transaction. The effect of the amendment will be to double the authorized shares of the corporation and to make 20,000,000 additional shares of common stock available for issuance as permitted by law. However there are no existing or proposed plans or commitments that would require or result in the issuance of such shares.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the 2003 Annual Meeting of Shareholders must be received by InMedica at its corporate offices on or before April 5, 2003 in order to be included in the Information Statement relating to that meeting.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

         The independent accounting firm selected and being recommended for the current fiscal year is Robison Hill & Co. Representatives of Robison Hill & Co. are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and will be expected to be available to respond to appropriate questions. The independent public accounting firm which conducted the audit of the financial statements of InMedica for the most recent fiscal year was Deloitte & Touche. Representatives of Deloitte & Touche are not expected to attend the meeting.

         On January 3, 2002, the Company engaged Deloitte & Touche as independent accountants to audit the Company's December 31, 2001 financial statements. The former accountants, Arthur Andersen LLP, were notified of their dismissal on January 4, 2002. The change was approved by the Company's board of directors.

         On October 18, 2002, the Company dismissed Deloitte & Touche as independent accountants and appointed Robison Hill & Co. as independent accountants for the Company. The change was approved by the Company's board of directors.

         During the registrant's two most recent fiscal years and any subsequent interim period preceding the foregoing dismissal there were no disagreements with accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any other agreements, which disagreement(s) if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. The former accountants' report for the period of their engagement did not contain an adverse opinion or disclaimer of opinion. However the former accountants' reports were modified for uncertainty as to whether the registrant would continue as a going concern.
However, there was no qualification or modification as to audit scope or accounting principles.

Audit Fees. The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements for the most recent fiscal year and the reviews of the interim financial statements included in the registrant's Forms 10-QSB for that fiscal year was $25,879.50.

Financial Information Systems Design and Implementation Fees. There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01(c)(4)(ii) rendered by the principal accountant for the most recent fiscal year.

All Other Fees. The aggregate fees billed for for all other services rendered by the principal accountant for the most recent fiscal year was $6,058.80. These services consisted of tax return preparation.

         The board of directors, has considered whether the provision of the services for any Financial Information Systems Design and Implementation and All Other Fees is compatible with maintaining the principal accountant's independence and has concluded that the amount of such fees should not have a material adverse effect on the independence of the principal accountants.

                    DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
                              WHO SHARE AN ADDRESS

         One copy of this information statement and the annual report will be delivered to each security holder who shares the same address, unless the Company has received contrary instructions from one or more of the security holders. Written notification requesting a single copy in lieu of multiple copies should be addressed to InMedica Development Corporation, 825 North 300 West, Suite N132, Salt Lake City, Utah.

THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUEST FOR SUCH INFORMATION SHOULD BE DIRECTED TO RICHARD BRUGGEMAN, P.O. BOX 27557, SALT LAKE CITY, UTAH 84127.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD December 16, 2002


     TO THE SHAREHOLDERS OF INMEDICA DEVELOPMENT CORPORATION:

         The Annual Meeting of Shareholders of InMedica Development Corporation (the "Company") will be held at 2:00 pm local time, Monday, December 16, 2002 in the Market Street Room at the Sheraton City Centre Hotel, 150 West 500 South, Salt Lake City, Utah to consider and vote upon the following proposals:

         1. The election of five directors (Larry E. Clark, Ralph Henson, Richard Bruggeman, Sheng Jung (Robert S.) Chiang and Mao-Song Lee) to serve for one year or until a successor is elected and qualified.

         2. The amendment of the articles of incorporation of the Company to increase the authorized shares of common stock, $.001 par value, from 20,000,000 to 40,000,000.

         3. Ratification of the appointment of Robison Hill & Co. as the independent public accountants of the corporation.

Information regarding the matters to be acted on at the Annual Meeting is contained in the Information Statement accompanying this Notice. Shareholders of record as of Tuesday November 5, 2002 are entitled to notice of and to vote at the Special Shareholders' Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

     Salt Lake City, Utah                     Larry E. Clark, Chairman
     November 6, 2002